Exhibit 13.1

Certification of the Chief Executive Officer and Chief Financial Officer as required by

Rule 13a-14(b) of the Securities Exchange Act of 1934

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Marc Voigt, Chief Executive Officer and Chief Financial Officer of Immutep Limited (the “registrant”), hereby certifies that, to the best of his knowledge:

1.

The registrant’s Annual Report on Form 20-F for the period ended June 30, 2026, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: October 23, 2026

/s/ Marc Voigt
Marc Voigt
Chief Executive Officer
Chief Financial Officer

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Immutep Limited under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Immutep Limited

Level 32, Australia Square, 264 George Street

Sydney NSW 2000

Australia